August 5, 2015 2nd Quarter 2015 Earnings Slides Exhibit 99.2

2 Forward Looking Statements This Presentation includes and references “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, expectations regarding throughput in each segment of our business. We have used the word “outlook” to identify forward-looking statements in this Presentation, which speaks only as of the date the statements were made. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward- looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation.

3 3Q 2015 Outlook Throughput Gathering Crude oil gathering pipeline (MBD) > 200 Crude oil gathering trucking (MBD) 35 – 45 Natural gas gathering (Mmbtu/d) ~1.1 million Processing NGL sales (MBD) 7 – 8 Fee-based processing (Mmbtu/d) 750 – 800 thousand Terminalling and Transportation Terminalling (MBD) 950 – 1000 Pipeline transportation (MBD) 825 – 850